Exhibit 5.1

[Polsinelli PC Letterhead]

May 7, 2026

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, NJ 07417

Re:    Becton, Dickinson and Company Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Becton, Dickinson and Company, a New Jersey corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act by the Company of 200,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, issuable under the BD 401(k) Plan (the “401(k) Plan”). This opinion is being issued pursuant to the requirements of the Act.
In so acting, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the 401(k) Plan, (ii) the Registration Statement and all exhibits thereto, (iii) the Company’s Restated Certificate of Incorporation, as amended to date, (iv) the Company’s By-laws, as amended and restated to date, and (v) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.
In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (i) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares, (ii) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a duplicate or a certified or conformed copy and the authenticity of the original of each document received by us as a duplicate or a certified or conformed copy, (iii) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed, (iv) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and (v) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in the manner described in the 401(k) Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of New Jersey and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of New Jersey, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Polsinelli PC

POLSINELLI PC